Part II	Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Quarterly Report of CVS Corporation (the “Company”) on Form 10-Q for the period ended September 27, 2003 (the “Report”), for the purpose of complying with Rule 13(a)-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Thomas M. Ryan, Chairman of the Board, President and Chief Executive Officer of the Company, certify that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of CVS Corporation.

November 7, 2003	/s/ THOMAS M. RYAN
Thomas M. Ryan Chairman of the Board, President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to CVS Corporation and will be retained by CVS Corporation and furnished to the Securities and Exchange Commission or its staff upon request.